NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries	Media

	StemCells, Inc. Megan Meloni (650) 475-3105	Russo Partners Ian Stone (619) 528-2220 David Schull (212) 845-4271

STEMCELLS, INC. COMPLETES DOSING IN SECOND TRIAL OF
HUCNS-SC® NEURAL STEM CELLS

PALO ALTO, Calif., February 17, 2011 – StemCells, Inc. (NASDAQ: STEM) today announced that the fourth and final patient in its Phase I clinical trial in Pelizaeus-Merzbacher Disease (PMD) has been transplanted with the Company’s HuCNS-SC® cells (purified human neural stem cells). PMD is a fatal myelination disorder that afflicts male children. This clinical trial, which is being conducted in collaboration with UCSF Benioff Children’s Hospital, is the first to evaluate neural stem cells as a potential treatment for a myelination disorder. Results of the trial will be reported in early 2012.

Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS Program, said, “Completing enrollment in our second clinical trial of HuCNS-SC cells brings us one step closer to understanding how our cell might offer clinical benefit for patients with serious neurological conditions like PMD. We deeply appreciate the participation of the patients and their families in this important clinical research, and are grateful to the expert team of investigators at UCSF for helping us to advance the potential for neural stem cell therapy.

“Between the Phase I Batten trial completed in 2009 and the PMD trial, we have dosed a total of 10 patients. Both of these trials involved the transplantation of HuCNS-SC cells directly into the brain at very high dose levels. The demonstrated feasibility of administering a significant cell dose to multiple regions of the brain in a single surgery may be relevant to the treatment of other neurodegenerative disorders.”

About the PMD Trial

The Phase I trial is designed to assess the safety and preliminary efficacy of HuCNS-SC cells when transplanted in four patients with connatal PMD, the most severe form of the disease. Under the trial protocol, each patient will be evaluated regularly over a 12-month period following transplantation in order to monitor and evaluate the safety and tolerability of the HuCNS-SC cells, the surgery, and nine months of immunosuppression. In addition, magnetic resonance imaging (MRI) of the brain post-transplant may enable the measurement of new myelin formation. As the Company intends to follow the effects of this therapy long-term, a separate four-year observational study will be initiated upon completion of this trial. Additional information about this clinical trial can be found at http://neonatology.ucsf.edu/nbri/pmd-trial/ or by visiting www.stemcellsinc.com or www.clinicaltrials.gov.

About PMD

Patients with PMD are born with a defective gene, which leads to insufficient myelin in the brain. Myelin is the substance that surrounds and insulates nerve cells’ communications fibers (also known as axons). Without sufficient myelination, these fibers are unable to properly transmit nerve impulses, leading to a progressive loss of neurological function. Those with the most severe form of the disease, connatal PMD, lose the ability to walk and talk and eventually die, often before the age of 10. Currently, there are no effective treatments for PMD.

About HuCNS-SC Cells

StemCells’ lead product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system (CNS) with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, this suggests the possibility of a durable clinical effect following a single transplantation. StemCells believes that HuCNS-SC cells may have broad therapeutic application for many diseases and disorders of the CNS, and to date has demonstrated human safety data from completed and ongoing studies of these cells in two fatal brain disorders in children.

Preclinical studies performed by StemCells and its collaborators provide a rationale for potential therapeutic use of HuCNS-SC cells in myelination disorders. The Company has demonstrated that, when transplanted into an animal model of hypomyelination (shiverer mouse), HuCNS-SC cells engraft and differentiate into mature, specialized cells called oligodendrocytes, and form myelin sheaths around host nerve fibers.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. In its therapeutic product development programs, StemCells is targeting disorders of the central nervous system and the liver. StemCells’ lead product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in clinical development for spinal cord injury and two fatal neurodegenerative disorders in children, and in preclinical development for retinal disorders such as age-related macular degeneration. StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the potential of the Company’s therapies to treat PMD, Batten disease and other serious neurological disorders; the potential of the Company’s HuCNS-SC cells to myelinate host nerve fibers; the timing associated with reporting the results of the PMD trial; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, Batten disease, spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to obtain meaningful results based on the limited number of patients enrolled; the fact that results obtained in any clinical trial in PMD may not be predicative of results that would be obtained in regard to other myelination disorders; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its subsequent reports on Form 10-Q and Form 8-K.

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